Dated the 9th day of May 2023

MENGIWA PROPERTY INVESTMENT LIMITED

AND

CHIU & LEE PARTNERS CONSTRUCTION CO LTD

TENANCY AGREEMENT

of

Office Unit No(s). 1701 with Storeroom No. 1A on 17th Floor of Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong erected on New Kowloon Inland Lot No.4790

W:\SH\Legal\Precedent 2\Contract\Tenancy Agreement\Stelux House\Proforma Tenancy Agt - Stelux House (Dec 2021 version).docx

INDEX

5

THIS AGREEMENT made the 9th day of May Two Thousand and Twenty Three

BETWEEN the company detailed as the Landlord in Part IA of the First Schedule hereto (hereinafter called "the Landlord" which expression shall where the context admits include its successors in title and assigns) of the one part and the person persons firm firms company or companies detailed as the Tenant in Part IB of the First Schedule hereto (hereinafter called "the Tenant") of the other part.

SECTION I
PARTICULARS

1.1 Premises, Term, Rent & User

The Landlord hereby lets and the Tenant hereby takes ALL THOSE the premises (hereinafter referred to as "the Premises") forming part of all that building (hereinafter referred to as "the Building") which the Premises and the Building are more particularly described and set out in Part II of the First Schedule hereto TOGETHER WITH the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and toilets in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and EXCEPT in so far as the Landlord may from time to time restrict such use AND TOGETHER WITH the use in common as aforesaid of the lift service and escalators in the Building (if any and whenever the same shall be operating) for the term set forth in Part III of the First Schedule hereto ("the Term") YIELDING AND PAYING therefor throughout the Term rent and other charges as payable in accordance with the provisions set out in Part I and Part II of the Second Schedule hereto which sums shall be payable to the Landlord exclusive of government rent and rates clear of all deductions in advance on the first day of each and every calendar month (the first and last of such payments to be apportioned according to the number of days in the month included in the Term) and the Tenant agrees and covenants to use the Premises only for the purpose as set forth in Part V of the First Schedule hereto and not for the sale or provision of any other kind of goods or services or for any other purposes whatsoever without the prior express permission of the Landlord in writing.

1.2 Sale or Redevelopment

(a) If the Landlord shall at any time during the Term resolve to sell the Premises or resolve to redevelop the Premises or the Building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise either alone or jointly with the owner or owners of the other premises of the Building then in either of such events the Landlord shall have the right upon giving six months' previous notice in writing to the Tenant to terminate this Agreement and this Agreement shall determine upon the expiration of such notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements, stipulations, terms and/or conditions under this Agreement. The Tenant shall deliver vacant possession of the Premises to the Landlord forthwith upon the expiration of such notice and shall not be entitled to any damages, losses costs or expenses or other relief arising from or in connection with such early determination, notwithstanding any other provision in this Agreement and any rule of law or equity to the contrary.

(b) For the purpose of this Clause and Agreement, "demolish" and/or "rebuild" shall mean the demolition and/or rebuilding of the whole of the Building or a part or parts thereof whether or not including any main walls exterior walls or roof of the

Premises and whether or not any part thereof is to be rebuilt or reconstructed in the same or any other manner. "Refurbish" and/or "renovate" may or may not include demolition of the Building or any part thereof and the Landlord is deemed to have resolved to sell the Premises or to redevelop the Building or any part thereof if the Landlord has passed a resolution by its Board of Directors to the effect that the Landlord intends to sell the Premises or redevelop the Building or any part thereof,

(c) It is also agreed and declared notwithstanding any other provision in this Agreement and notwithstanding any rule of law or equity to the contrary the Tenant's optional right(s) (if any) shall forthwith extinguish and determine upon the service of the notice of termination (whether the optional rights shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to any damages, losses, costs or expenses or other relief arising from or in connection with such early determination of optional right(s).

SECTION II
RENT AND OTHER CHARGES

2. The Tenant agrees with the Landlord as follows:

2.1 Rent

To pay the rent and any other charges owed to the Landlord in banknotes by bankers' standing order or direct debit if so demanded by the Landlord or otherwise as agreed by the parties promptly on the days and in the manner specified.

2.2 Management Charges

To pay to the Landlord punctually throughout the Term contribution towards the costs expenses or charges for the provision of management services relating to the Premises and the Building the current rate of which is set out in Part II of the Second Schedule hereto and subject to the following:-

(a) Management Charges shall be paid by the Tenant to the Landlord in advance on the first day of each and every calendar month without deduction or set off whatsoever;

(b) In the event of a shortfall or deficiency occurring or in the opinion of the Landlord likely to occur, the Landlord shall be entitled to demand collect and recover from the Tenant such additional contribution or charges as the Landlord may determine at its sole discretion. The Landlord's assessment of the amount of shortfall or deficiency and the amounts of additional contribution or charges shall be conclusive and binding on the Tenant;

(c) The Landlord shall be entitled from time to time to increase the contribution or charges provided for in this Clause if in the opinion of the Landlord there is or is likely to be an increase in the costs including overhead costs of the Landlord for the provision of management services. The Landlord's assessment of the increases shall be conclusive and binding on the Tenant.

(d) All surplus funds arising from the Management Charges shall belong to and remain the exclusive property of the Landlord. The Tenant hereby agrees that it shall have no right to examine, enquire or investigate into the Landlord's budget, accounts or records relating to the Management Charges and/or such surplus funds.

2.3 Government Rent and Rates

To pay and discharge all Government rent rates taxes assessments duties impositions

charges and outgoings whatsoever now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of the Hong Kong Special Administrative Region or other lawful authority (Property Tax alone excepted). Without prejudice to the generality of the foregoing provision of this Clause the Tenant agrees with the Landlord as follows:

(A) (i) to pay and discharge punctually during the Term all rates quarterly in advance on the first day of the calendar month within the months of January April July and October provided that the first payment shall be paid on the signing of this Agreement and also to pay and discharge all taxes assessments duties and outgoings whatsoever of an annual or recurring nature now or hereafter to be imposed or charged on the Premises or upon the owner or occupier in respect thereof by The Government of the Hong Kong Special Administrative Region or other lawful authority (Property tax and expenses of a capital nature excepted).

(ii) (a) The Tenant shall in the event that the assessment of rates is not received from the Government of the Hong Kong Special Administrative Region, pay to the Landlord on the first day of each calendar month the provisional rates calculated at a rate of [5%] of the monthly rent on the first day of January, April, July and October of each year on account of the Tenant's liability under this sub-clause until such time when the rates of the Premises have been assessed.

(b) the Landlord shall have the absolute right and power to pay (without any notice to the Tenant) the same to The Government of the Hong Kong Special Administrative Region upon receipt of the demand note for rates,

(c) Any shortfall of rates shall be settled by the Tenant within 7 days from the date of the Landlord's notice to the Tenant notifying the final assessment of rates and if the amount shall be in excess of the rates payable, the Landlord shall within 30 days refund to the Tenant any surplus thereof;

(d) This first payment of such provisional rates shall be made on the signing of this Agreement.

(B) (i) To pay and discharge punctually during the Term all Government rent quarterly in advance on the first day of the calendar month within the months of January April July and October provided that the first payment shall be paid on the signing of this Agreement.

(ii) (a) The Tenant shall in the event that the assessment of Government rent is not received from the Government of the Hong Kong Special Administrative Region, pay to the Landlord on the first day of each calendar month the provisional Government rent calculated at a rate of [3%] of the monthly rent on the first day of January, April, July and October of each year on account of the Tenant's liability under this sub-clause until such time when Government rent of the Premises have been assessed.

(b) The Landlord shall have the absolute right and power to pay (without any notice to the Tenant) the same to The Government of the Hong Kong Special Administrative Region upon receipt of the demand note for Government rent;

(c) Any shortfall of Government rent shall be settled by the Tenant within 7 days from the date of the Landlord's notice to the Tenant notifying of the final assessment of Government rent and if the amount shall be in excess of the Government rent payable the Landlord shall within 30 days refund to the Tenant any surplus thereof;

(d) This first payment of such provisional Government rent shall be made on the signing of this Agreement.

(C) In the event of a re-assessment of the rateable value of the Premises by The Government of the Hong Kong Special Administrative Region during the Term, the Tenant hereby waives all rights as tenant to serve any proposal for alteration of the new rateable value assessed by the Rating and Valuation Department and shall comply with by the decision of the Landlord in the matter.

2.4 Management Charges, Government rent and rates as additional rent

The Management Charges, Government rent and rates payable by the Tenant shall be paid as additional rent and the Landlord shall be entitled to treat any non-payment as outstanding rent and recoverable as a debt due and owing to the Landlord.

2.5 Utility Charges and Deposits

To pay and discharge all deposits and charges in respect of electricity, telephone, water and other utilities consumed by the Tenant on, or chargeable in respect of, the Premises during the Term and the Tenant shall at its own cost and expense make application for and obtain separate meters in respect of such utility services for the Premises.

SECTION III
TENANT'S OBLIGATIONS

3. The Tenant further covenants with the Landlord as follows:-

3.1 Compliance With Ordinances

To obey and comply with and to indemnify the Landlord against the breach of all laws, ordinances, regulations, by-laws, rules, requirements, orders, and decisions of any Governmental, statutory, public or other competent authority relating to the use or occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any of its agents, employees, servants licensees or visitors of the Tenant and without prejudice to the generality of the foregoing to obtain any licence approval or permit required by any Governmental, statutory, public or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force during the Term of this Agreement and to notify the Landlord forthwith in writing of any notice received from any Governmental, statutory public or other competent authority relating to or in connection with a possible breach of this Clause.

3.2 Fitting Out

To accept the condition of the Premises as at the commencement of this Agreement and to fit out the interior of the Premises in a good and proper workmanlike fashion using good quality materials and in accordance with the requirements and provisions of Section XI hereof and to maintain the same throughout the Term in good clean tenantable substantial and proper repair and condition to the satisfaction of the Landlord. In carrying out any approved work hereunder, the Tenant shall and shall cause his employees servants agents contractors and workmen to cooperate fully with the Landlord and the Manager of the Building ("the Building Manager") and all employees servants agents contractors and workmen of the Landlord and the Building Manager and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his employees servants agents contractors and workmen to obey and comply with all instructions and directions which may be given

by the Landlord's employees servants agents or other authorised representatives and the Building Manager in connection with the carrying out of such work.

3.3 Installation Of Telephone Cables WiFi Internet
The Tenant shall make his own arrangements for the installation of wifi internet telephones and other communication systems and the like in the Premises, but the installation of wifi internet telephone communication lines and the like outside the Premises must be in accordance with the directions of the Landlord and the Building Manager.

3.4 Good Repair Of Interior
To keep all the interior of the Premises including the flooring, interior plaster other finishing material or rendering to walls floors, ceilings and the Landlord's Provisions (as specified in the Fourth Schedule hereto) and fixtures and fittings therein and all additions thereto (whether of the Landlord or the Tenant), including but not limited to all doors windows curtain wall electrical and mechanical installations and wiring light fittings suspended ceilings fire fighting apparatus air-conditioning plant and ducting drains manholes water pipes and grease traps in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated and so to maintain the same at the full expense of the Tenant, and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition and without prejudice to the generality of the foregoing during the last year of the Term to repaint and decorate the interior of the Premises.

3.5 Replacement Of Windows
To pay to or reimburse the Landlord the full cost of replacing all broken or damaged windows or glass or any part of the curtain wall of the Premises (or elsewhere if used exclusively by the Tenant) under any circumstances, whether or not the same be broken or damaged by the default or negligence of the Tenant, his agents, employees, servants, licensees, visitors or workmen, or owing to circumstances beyond the control of the Tenant.

3.6 Repair And Installation Of Electrical Wiring
To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Ordinance (Cap.406) or any statutory modification or re-enactment thereof or any Regulations made thereunder or if the same becomes dangerous or unsafe, all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same and the Tenant shall use the Landlord's nominated contractor for the wiring works from the meter room to the Tenant's main switch and shall only use a contractor approved by the Landlord in writing for the internal wiring work within the Premises. The Tenant shall permit the Landlord and its authorised representatives to test the same at any time upon request being made.

3.7 Good Repair Of Toilets and Water Apparatus
At the sole expense of the Tenant to maintain toilets and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant or its agents, employees, servants, licensees, visitors or workmen) in good clean tenantable substantial and proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned and not to use or permit or suffer to be used any toilet facilities whether shared with other tenants or occupiers of the Building or reserved exclusively for the use of the Tenant for any purpose other than

that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal, basin sink or other toilet fitting any foreign or deletery substance of any kind and to pay to the Landlord on demand the full cost of any breakage, blockage or damage resulting from a breach of this provision.

3.8 Cleaning And Cleaning Contractors

To keep the Premises at all times in a clean and sanitary state and condition and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be nominated or approved by the Landlord. Such cleaners shall be employed at the sole expense of the Tenant.

3.9 Cleaning Of Drains

To pay on demand to the Landlord the full cost incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant, his agents, employees, servants, licensees, visitors or workmen..

3.10 To Permit Landlord To Enter

To permit the Landlord, its agents and all persons authorised by it with or without workmen or others and with or without appliances at all times to enter upon the Premises to view the condition thereof or so as to gain access to any common areas or common facilities whether or not serving the Premises exclusively and upon prior notice to the Tenant to take inventories of the fixtures fittings and common facilities therein and to carry out any work or repair required to be done including but not limited to the inspection, installation, erection, repair, replacement and maintenance of cables, wires, conduits, antennae, amplifiers, etc and such other works for the purpose of enabling or enhancing the provision of electric power, water supplies, air-conditioning, wifi, internet and telecommunication services or any other services within the Premises and/or the Building provided that in the event of an emergency the Landlord, his agents, employees, servants, licensees, visitors or workmen and the Building Managermay enter without notice and forcibly if need be.

3.11 To Execute Repair On Receipt of Notice

To make good all defects and wants of repair to the Premises for which the Tenant is responsible under this Agreement within 14 days from the receipt of notice (whether written or otherwise) from the Landlord to repair and make good the same, and if the Tenant shall fail to execute such works or repairs, to permit the Landlord to enter upon the Premises to execute the same and the full cost thereof shall be a debt owing from the Tenant to the Landlord and be recoverable forthwith.

3.12 Inform Landlord Of Damage

To give notice to the Landlord or the Building Manager of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any), electrical wiring or fittings, fixtures or other services or facilities within the Premises.

3.13 Protection From Typhoon

To take all reasonable precautions to protect the interior of the Premises including the curtain wall from storm or typhoon and other weather damage.

3.14 Indemnification Of Landlord

To be wholly responsible for any damage loss or injury caused to any person whomsoever or any property whatsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any machinery or

plant or fixtures or fittings or wiring or piping therein or outside the Premises for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water or the escape of any substance or anything from the Premises or any part thereof or the condensation of any piping within or outside the Premises serving the Premises or through the act default neglect or omission of the Tenant his agents servants employees invitees contractors licensees partners or customers and to make good the same by payment or otherwise and to fully indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses arising from and in connection with, and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause 3.15 hereof.

3.15 Tenant's Insurances

To effect and maintain during the Term of this Agreement insurance cover in respect of the following:-

(a) Third Party

In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to Clause 3.14 hereof. The policy of insurance shall be effected with a reputable insurance company and shall be endorsed to show the Landlord as owner of the Premises and shall be in an amount not less than HK$20,000,000.00 or in such other amount as the Landlord may from time to time reasonably require and shall contain a clause to the effect that the insurance cover effected and the terms and conditions shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant shall produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is in all respects valid and subsisting;

(b) Glass

All glass (including the curtain wall) now or hereafter on or in the Premises for its full replacement value;

(c) Water Damage

Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the Premises or the incursion of water therein;

(d) Tenant's Fittings and Stock

The Tenant's fittings stock and equipment within the Premises against fire and extraneous perils for their full replacement value.

3.16 Refuse And Garbage Removal

To be responsible for the removal of refuse and garbage from the Premises to such location as shall be specified by the Landlord or the Building Manager from time to time and to use only that type of refuse container as is specified by the Landlord or the Building Manager from time to time. In the event of the Landlord or the Building Manager providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord or the Building Manager shall be at the sole cost of the Tenant. If wet garbage is removed from the Premises, any extra costs charged by the Food and Environmental Hygiene Department or such other relevant authorities for removal of the same shall be fully borne by the Tenant.

3.17 Service Entrances

To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall be designated by the Landlord and/or the Building Manager for this purpose from time to time.

3.18 Use of Trolleys

To use trolleys only through such entrances and service lifts as specified in clause 3.17 above.

3.19 Common Areas

To pay to or reimburse to the Landlord and/or the Building Manager the full cost of any damage caused to any part of the common areas and common services and facilities of the Building occasioned by the Tenant his licensees invitees customers employees, servants, partners, agents or contractors or any other person claiming through or under the Tenant.

3.20 Contractors Employees Invitees And Licensees

To be liable for any act default neglect or omission of the Tenant's contractors, employees, servants, invitees, agents, partners, customers, visitors or licensees as if it were the act default neglect or omission of the Tenant and to fully indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

3.21 Directory Boards

To pay the Landlord and/or the Building Manager immediately upon demand the full cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory boards (if any) at the Building.

3.22 Outside Windows

To keep all windows of the Premises closed at all times and not to open any of the windows of the Premises save when the air-conditioning system is not in operation.

3.23 Conducting of Business

To conduct the business of the Tenant in a manner so as not to prejudice the goodwill, image and reputation of the Building as a first class commercial complex.

3.24 Government Grant and Deed of Mutual Covenant

To obey and comply with the Government Grant under which the Premises are held by the Landlord, Deed of Mutual Covenant and any Sub-deed of Mutual Covenant, Management Agreement (if any) and the Management Manual in respect of the Building and such regulations and rules made thereunder and such regulations as may from time to time be made or adopted by the Landlord or the Building Manager in accordance with Section X hereof and to fully indemnify the Landlord against any breach of non-performance or non-observance thereof.

3.25 Security System

To ensure that its own security system within and at the entrance of the Premises is at all times compatible with and linked up to the security system for the Building (if any) provided and operated by the Landlord and/or the Building Manager.

3.26 Yield Up Premises And Handover

To yield up the Premises with the Landlord's Provisions (as specified in the Fourth Schedule hereto) at the expiration or sooner determination of this Agreement in good

clean tenantable substantial and proper repair and condition in accordance with the agreements stipulations terms and conditions herein contained and thereupon surrender to the Landlord all keys or access cards giving access to all parts of the Premises or the Building held by the Tenant Provided That where the Tenant has made any alterations or installed any fixtures or additions to the Premises with or without the Landlord's written consent the Landlord may at its discretion elect either to retain the same without payment of any compensation to the Tenant or to require the Tenant to reinstate remove or do away with such alterations fixtures or additions or any part or portion thereof and make good and repair in a proper and workmanlike manner to the satisfaction of the Landlord any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord.

3.27 Adjacent Excavation or Shoring

If any excavation or other building works shall be made or authorised in the vicinity of the Building, the Tenant shall permit the Landlord its servants or agents to enter the Premises to do such work as may be deemed necessary to preserve the exterior walls of the Building from injury or damage without any claim for losses damages costs and expenses or indemnity against the Landlord.

3.28 Pipes and Conduits

To permit the Landlord to erect use and maintain ducts pipes and conduits in and through the Premises. The Landlord or its agents or the Building Manager shall have the right to enter the Premises at all times to examine the same Provided that the permission to the Landlord to use such pipes and conduits shall extend to the use of such pipes and conduits by the Landlord's authorised tenants and licensees, as the case may be. The Tenant accepts that there may exist in the Premises ducts pipes cables wires meters and facilities not serving the Premises exclusively and no claim or objection thereto shall be made by the Tenant.

SECTION IV
LANDLORD'S OBLIGATIONS

4. The Landlord agrees with the Tenant as follows:

4.1 Quiet Enjoyment

To permit the Tenant (duly paying the rent rates Government rent and other charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions covenants and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord provided that the Tenant acknowledges that the Landlord and/or the Building Manager shall have the right to carry out renovation and/or alteration and/or addition work within, outside and/or above the Building and that fitting out works will be carried out by the Landlord and/or other tenants (including but not limited to alteration work and E/M work) which may cause inconvenience to the Tenant and that the Tenant hereby agrees that the Tenant shall not make any complaint and shall not be entitled to any abatement of rent or any claims for losses, damages costs and expenses whatsoever against the Landlord or its agent or the Building Manager arising from and in connection with any works.

4.2 Air-conditioning Unit

To provide split type air-conditioning unit(s) for air-conditioning services to the Premises. The Tenant shall be solely responsible for the electricity charges for the air-conditioning services consumed at the Premises.

4.3 Property Tax

To pay the Property Tax and payments of capital nature attributable to or payable in respect of the Premises.

SECTION V
RESTRICTIONS AND PROHIBITIONS

5. The Tenant hereby agrees with the Landlord as follows:

5.1 Installation And Alterations

(a) Not without the previous written consent of the Landlord or the Building Manager, to erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any disturbance alterations or additions to the mechanical or electrical wiring installation air-conditioning ducting pipes and conduits (if any) and lighting fixtures or any part thereof or any alterations or additions which may affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building nor without the like consent to install permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed or in excess of the loading of the electrical installations in the Building. The Landlord shall be entitled to prescribe the maximum loading of the electrical main or wiring and the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord or the Building Manager may deem necessary.

(b) In carrying out any approved work hereunder the Tenant its servants agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord its authorised representatives or the Building Manager in connection with the carrying out of such work.

(c) Any fees costs or expenses incurred by the Landlord and/or the Building Manager in connection with the giving of consents hereunder shall be borne by the Tenant on a full indemnity basis.

(d) Any security deposit for carrying out any approved work hereunder shall be paid by the Tenant to the Landlord or the Building Manager prior to the commencement of the approved work and shall be refunded to the Tenant if such approved work is completed with no damage to the Premises, the Building or parts thereof.

5.2 Injury To Main Walls

Not without the previous written consent of the Landlord to cut maim injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or other part of the fabric of the Premises.

5.3 Alteration To Exterior

Not to affix anything paint or make any alteration whatsoever to the exterior of the Premises save as provided in Clause 5.5 hereof.

5.4 Noise

Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or to do or permit to do other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or buildings or to users and customers of the same or to the Landlord.

5.5 Signs

Not to paint, exhibit or display on or affix to the exterior of the Premises any writing sign signboard or other device whether illuminated or not or to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building and the Landlord shall have the right to remove the same at the cost and expense of the Tenant Provided always that the Tenant shall be entitled to have its name displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord or the Building Manager on a signboard upon the front of the Premises. If the Tenant carries on business under a name other than its own name he shall be entitled to have that name displayed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Clause 5.17 has taken place or is about to take place.

5.6 Auctions And Sales

Not to conduct or permit or suffer to take place any auction fire bankruptcy close out or similar sale of things or properties of any kind on the Premises.

5.7 Illegal Immoral Or Improper Use

Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises or buildings.

5.8 No Touting

Not to carry out permit or suffer any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building or within close proximity to the Building by any of the Tenant's employees servants, agents, licensees, customers, invitees, partners or contractors.

5.9 Sleeping Or Domestic Use

Not to use permit or suffer use of the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain on the Premises overnight unless with the Landlord's prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

5.10 Manufacture And Storage of Merchandise

Not to use permit or suffer use of the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock or materials

in small quantities reasonably required in connection with and consistent with the Tenant's trade or business carried on therein by way of samples and exhibits nor to keep store or cause permit or suffer to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and its regulations including without limitation, modification or re-enactment or any legislation similar to the Dangerous Goods Ordinance.

5.11 Obstructions In Passages

Not to place leave permit or suffer to be placed or left by any agent contractor employee invitee customer partner servant or licensee of the Tenant any goods merchandise boxes furniture articles equipment or rubbish at the entrance or any fire exit doorway or any of the staircases passages corridors landings or other parts of the Building used in common with other tenants or the Landlord or otherwise encumber the same. In the event of the Tenant placing, leaving or suffering or permitting to be placed or left any goods merchandise boxes furniture articles equipment or rubbish at the entrance or any of the staircases passages corridors or landings or other common areas of the Building, then in addition and without prejudice to the Landlord's any other rights under this Agreement, the Landlord or the Building Manager may, and the Tenant specifically authorizes the Landlord or the Building Manager to, remove and dispose of such goods merchandise boxes furniture articles equipment or rubbish to such other place and by such means as the Landlord or the Building Manager shall think fit and the costs of removal and/or disposal incurred by the Landlord or the Building Manager shall forthwith be recoverable from the Tenant as a debt. The Tenant shall have no claim for losses, damages, costs and expenses whatsoever arising from and in connection thereto against the Landlord as a result of the Landlord's removal and/or disposal and the Tenant shall further fully indemnify the Landlord against all actions claims demands costs and proceedings arising from and in connection with of the Landlord's removal and/or disposal of the Tenant's articles as aforesaid.

5.12 Parking And Loading Outside The Premises

Not to park in obstruct or otherwise use nor permit or suffer to be parked in obstructed or otherwise used by any servant employee partner agent contractor customer invitee or licensee of the Tenant those areas (if any) of the Building allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Landlord or the Building Manager.

5.13 Goods And Merchandise Outside the Premises

Not to place expose leave permit or suffer to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the Premises without the prior written permission of the Landlord or the Building Manager. Any goods or merchandise whatsoever upon or over the ground left outside the Premises without the prior written permission of the Landlord shall be removed at the Tenant's cost by the Landlord or the Building Manager without notice.

5.14 Preparation Of Food And Prevention of Odours

Not to cook prepare permit or suffer to be cooked or prepared any food in the Premises or to cause permit or suffer any offensive or unusual odours to be produced upon or emanated from the Premises.

5.15 Food by Serviceways

Not to allow permit or suffer any food containers furniture or other large or heavy

objects to be brought onto or removed from the Premises except by way of service entrances service exits and (if any) service lifts or otherwise as may be directed by the Landlord or the Building Manager from time to time and at such times as the Landlord or the Building Manager shall direct and not to allow permit or suffer passenger or service or cargo lifts to be overloaded by weight in excess of the weight which such passenger or service or cargo lifts are designed or permitted to carry.

5.16 Animals, Pets And Infestation

Not to keep permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's cost such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

5.17 Subletting, Assigning

Not to transfer, sublet, share assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not named as a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer subletting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant (including any person who is sharing, obtains the use of or possession of the Premises) shall forthwith vacate the Premises on notice to that effect from the Landlord. This tenancy shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing (which may be withheld at the sole discretion of the Landlord without the Landlord giving any reasons therefor) by the Landlord, be deemed to be breaches of this Clause:

(a) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise or the withdrawal of any existing partners for whatever reasons.

(b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or other disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(c) In the case of a tenant which is a corporation any takeover reconstruction amalgamation merger liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

(e) The change of the Tenant's business name.

5.18 Breach of Government Grant, Deed of Mutual Covenant, etc.

Not to cause suffer or permit any contravention of the provisions of the Government Grant under which Landlord holds the Premises, the Deed of Mutual Covenant (if any) and any Sub-deed of Mutual Covenant in respect of the Building, and to indemnify the Landlord against any such breach.

5.19 Breach of Insurance Policy

Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause Provided that in the event of any breach of the term by the Tenant the Landlord shall not be bound to renew or extend the said policy or policies of insurance and may at his discretion determine this Agreement forthwith.

5.20 Aerials

Not to erect any aerial on the corridor roof or walls of the Building nor the ceiling or walls of the Premises.

5.21 No Gambling

Not to permit gambling of any description whatsoever upon the Premises.

5.22 Tenant's Association

Not to form or organise or attempt or make any effort to form or organise any tenant's association or union jointly with any tenants of the Building for whatever objects or purposes during the continuance of this Agreement.

5.23 Religious Ceremonies

Not to place or install any shrines or tablets, and not to conduct any religious ceremonies or permit any religious ceremonies to be conducted inside or outside the Premises.

5.24 No interruption of Telecommunication Signal

Not to do anything that interferes with the Landlord's or other occupiers' reception of telecommunication, wifi or broadband signals.

5.25 Locks

Not, without the previous written consent of the Landlord, to alter the existing locks bolts and fittings on the entrance doors to the Premises nor to install any additional lock(s) bolt(s) or fittings thereon nor to alter or erect or install any fixtures partitions doors gates metal grilles shutters or other similar erection or installation whatsoever in the Premises or in or at the doorway or entrance of the Premises or at any of the fire exits therefrom or carry out any alteration erection or installation works that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations.

SECTION VI
EXCLUSIONS

6 The Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever in respect of any injury, damage or loss (including loss of business or loss of profits) or liability whatsoever which may be suffered by the Tenant or by any other person or any other property howsoever caused, nor shall the rent and other charges herein mentioned or any part thereof abate or cease to be payable on the account of any of the following:

6.1 (a) Lifts, Air-conditioning, Utilities

In respect of any loss of profit or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators and air-conditioning system (if any) condenser water supply system (if any) facilities or apparatus for electric power water supplies, and telecommunication services or any other services, utilities or amenities provided in the Building or to the Premises, or

(b) Fire And Overflow Of Water

In respect of any loss of profit or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire odours or any other substance or thing or the overflow of water from anywhere within the Building or the leakage or overflow of water into the Building or any part thereof from anywhere outside the Building (whether the overflow or leakage is from any pipes, drains, water tanks, water apparatus, sprinkler system or other fire prevention or control apparatus) or the decoration or fitting out of any part of the Building carried out by the Landlord or any other tenants or occupiers of the Building, or

(c) Security

For the security and safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord or the Building Manager, security guards, watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord or the Building Manager as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

6.2 Suspension of Power Supply

The Landlord shall not in any way be liable for any loss or damage suffered by the Tenant in respect of any period during which the power supply to the Premises and/or the Building is suspended as the result of the servicing and/or maintenance of the power supply system and the Tenant shall at his own cost and expense make his own standby arrangements or install uninterrupted power supply (UPS) facilities and the Tenant shall obtain the Landlord's prior approval to such arrangement or installation.

SECTION VII
ABATEMENT OF RENT

7. Suspension of Rent In Case of Fire Etc.

If the Premises or any part thereof shall at any time during the Agreement be destroyed or damaged or become unfit for occupation not due to any default, act or omission of the Tenant but owing to fire earthquake subsidence of the ground or Acts of God and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this Agreement the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent hereby reserved or a fair proportion thereof

according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the Premises shall again be rendered fit for occupation or the order has been uplifted (as the case may be) Provided Always that the Landlord shall be under no obligation to reinstate the Premises if it is not commercially practicable or reasonable so to do and Provided That should the Premises not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming unfit for occupation but without prejudice to the rights and remedies of any party hereof against the other in respect of any antecedent claim or breach of the agreements stipulations covenants terms and conditions herein contained or of the Landlord in respect of the rent and other charges payable hereunder prior to the coming into effect of the suspension.

SECTION VIII
DEFAULT

8. It is hereby expressly agreed and declared as follows:

8.1 Default and Re-entry

If the rent charges and/or other sums payable under this Agreement or any part thereof shall remain unpaid for seven (7) days after the same shall have become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations, terms and conditions under this Agreement and on the Tenant's part to be observed and performed or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as and when they fall due or enter into any scheme of arrangement with its creditors or have an encumbrancer take possession of any of its assets or in circumstances in which the Landlord shall have reasonable grounds to believe that the ability of the Tenant to pay the rent charges and other sums hereby reserved and to observe and perform its obligations under this Agreement shall have been prejudiced or put at risk or have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgment that may be given in any action against it or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with its creditors or shall suffer any execution to be levied on the Premises or otherwise on the Tenant's goods or assets or the Tenant continues to cause unnecessary annoyance inconvenience or disturbance to the Landlord after warning in writing has been served by the Landlord on the Tenant then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine and the Deposit shall be absolutely forfeited to the Landlord as and for liquidated damages but not as a penalty but without prejudice to any right of action by the Landlord in respect of any outstanding breach, antecedent claim or non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms and conditions under this Agreement and the Landlord shall be entitled to recover from the Tenant all loss damages costs expenses (on a full indemnity basis) sustained arising from and in connection with such early determination provided always that the rights and remedies of the Landlord shall be cumulative and shall not prejudice any right of action or remedy of the Landlord under any rule of law or equity whatsoever.

8.2 Acceptance Of Rent

The acceptance by the Landlord of rent charges and/or other sums payable by the Tenant under this Agreement shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed notwithstanding any rule of law or equity to the contrary.

8.3 Interest and Collection Charges

(i) Notwithstanding anything hereinbefore contained in the event of default in payment of rent charges and/or other sums payable under this Agreement for a period of 7 days from the date on which the same falls due for payment, the Tenant shall further pay to Landlord on demand interest on the amount in arrears calculated on a daily basis at the rate of 2% per month from the date on which the same becomes due for payment until the date of payment Provided That the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

(ii) Notwithstanding anything hereinbefore contained if the Tenant shall fail to pay the rent charges and/or any sums payable hereunder or any part thereof on the days and in the manner hereinbefore stipulated, the Landlord shall be entitled (but without prejudice to any other entitlement and right the Landlord may possess) to recover from the Tenant as a debt the following expenses incurred by the Landlord in the course of recovering the rent changes and/or sums payable hereunder or any part thereof:-

(a) all solicitor's and counsel's fee (on a full indemnity basis) and court fees incurred by the Landlord; and

(b) any other fees paid to debt-collectors appointed by the Landlord.

8.4 Disconnection of Electricity Supply Etc.

In addition and without prejudice to the Landlord's right under Clauses 8.1 and 8.3 hereof, the Landlord may, and the Tenant hereby specifically authorises the Landlord, in the event of a default by the Tenant under this Agreement, to cut off the supply of water and electricity to the Premises and to dispose of all objects including goods merchandise equipment furniture and fixtures in or at the Premises in such manner as the Landlord shall deem fit, and any expenses in connection therewith shall be paid by the Tenant and shall be recoverable from it as a debt.

8.5 Re-entry

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

8.6 Distraint

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of this Agreement, the rent, Management Charges, charges and other sums payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

8.7 Expenses of Notice of Default

The Tenant shall pay all expenses (including surveyor's fees and solicitor's costs on a full indemnity basis) incurred by the Landlord incidental to the preparation and service of a notice under Section 58 of the Conveyancing and Property Ordinance (Cap.219) notwithstanding forfeiture is avoided otherwise than by relief granted by the court.

SECTION IX
DEPOSIT

9.1 Deposit

The Tenant shall on the signing hereof and at such other times (if any) during the Term deposit with the Landlord the sum or sums specified in Part IV of the First Schedule ("the Deposit") to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which the Deposit shall be held by the Landlord throughout the Term of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy under this Agreement or otherwise) to deduct therefrom the amount of any rent rates and other contributions charges or other sums payable and any costs expenses loss or damage which may be sustained or sustained by the Landlord as the result of any non-observance or non-performance by the Tenant its agents employees servants licensees visitors invitees contractors or partners of any of the agreements stipulations, terms and conditions under this Agreement. In the event of any deduction, set off or forfeiture being made by the Landlord from the Deposit during the Term of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted, set off or forfeited and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided. For the avoidance of doubt, the Landlord and the Tenant expressly acknowledge that the Landlord does not hold the Deposit on trust for the Tenant and that the Deposit shall not be segregated from other monies of the Landlord.

9.2 Increase of Deposit

Should Part I of the Second Schedule hereto provide for an increase in rent during the Term or should the Management Charges or Government rent and rates be increased, the Tenant shall upon receiving written notice from the Landlord or its agent forthwith pay to the Landlord in cash by way of an increase in the Deposit a sum proportional to the said increase in rent or Management Charges or Government rent and rates in order to restore the ratio of deposit to rent plus Management Charges and Government rent and rates to that previously subsisting and the payment of such increase shall be a condition precedent to the continuation of this Agreement.

9.3 Repayment of Deposit

Subject as aforesaid the Deposit (less any amount deducted, set off or forfeited by the Landlord in accordance with this Agreement) shall be refunded to the Tenant by the Landlord without interest within 45 days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord in accordance with Clause 3.26 of this Agreement or within 45 days after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates charges or other sums and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

9.4 Transfer of Deposit

Notwithstanding anything herein contained, the Tenant hereby expressly agrees that in the event of the Landlord assigning or transferring the ownership of the Premises to any person ("the New Landlord") prior to the termination of the Term subject to and with the benefit of this Agreement, the Landlord may transfer the Deposit paid by the Tenant hereunder (less any deduction which the Landlord may make according to the terms and conditions of this Agreement and the Deposit or the balance thereof after the said deduction shall hereinafter be referred to as "the Refunding Deposit") to the New Landlord and in that event the Tenant shall waive all claims against the Landlord for the refund of the Refunding Deposit but nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Landlord for refund of the same AND a written notice sent by the Landlord or the Landlord's solicitors by ordinary post to the Tenant to the address stated herein notifying the change of ownership of the Premises shall be conclusive evidence that the Refunding Deposit has been transferred to the New Landlord unless the contrary intention is expressed in the said notice.

9.5 Deposit Not Rent

In no event shall the Tenant be entitled to treat payment of the Deposit as payment of the rent interest charges or other sums hereby reserved.

SECTION X
REGULATIONS

10.1 Introduction of Regulations

The Landlord or its agent or the Building Manager shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such regulations as it may consider necessary for the proper operation and maintenance or management of the Building or any part thereof.

10.2 Conflict

Such regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from terms and conditions herein. In the event of conflict between such regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

10.3 Not Liable For Loss

The Landlord shall not be liable for any loss damage costs or expenses however caused arising from or in connection with any non-enforcement of the regulations by the Landlord or the Building Manager or non-observance or non-performance thereof by any third party.

SECTION XI
SUBMISSION AND APPROVAL OF PLANS

11.1 (i) Alterations

Not to make or permit or suffer to be made any alterations in or additions to the Premises or to the electrical wiring installation or other Landlord's fixtures, nor to install any plant or machinery therein (other than usual office machinery and equipment) without first having obtained the written consent of the Landlord therefor, nor to cut, maim or injure or permit to be cut, maimed or injured any doors, windows, walls, structural members or other fabric thereof.

(ii) Consent

All structural alterations, additions, including mechanical installation airducts

diffusers and electrical wirings and drainage within the Premises relating to security system, heating, ventilation, air-conditioning and fire service shall be carried out only with the prior written consent of the Landlord and by such person(s) or contractor(s) as shall be nominated and/or approved by the Landlord at the Tenant's expense.

(iii) Fitting out

Notwithstanding the provisions of sub-clause 11.1(i) above, the Tenant hereby agrees

(a) To fit out the interior of the Premises at its own costs and expenses and in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord in a good and proper workmanlike fashion using good quality materials and in all respects in a style appropriate to a first class commercial development and to maintain the same throughout the Term in good condition and repair to the satisfaction of the Landlord.

(b) To submit 5 sets of all relevant detailed fitting out plans drawings and specifications of interior finish (including electrical mechanical and building services works) to the Landlord for approval and not to commence any fitting out works before vacant possession is delivered to the Tenant and before such plans and drawings are approved by the Landlord in writing. The plans and drawings as aforesaid shall, without limitation :-

(aa) include detailed drawings, plans and specifications for all partitioning and floor coverings,

(bb) include detailed drawings, plans and specifications of all electrical installations which shall be connected to the electrical systems installed by the Landlord,

(cc) include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services,

(dd) comply with all relevant Ordinances, regulations and by-laws from time to time issued by the Government of Hong Kong.

(c) All costs (including consultancy fees) incurred by and all administrative costs of the Landlord their project architects and E/M consultants in relation to or in connection with approving the plans drawings and specifications submitted by the Tenant pursuant to (a) and (b) above shall be borne by the Tenant absolutely.

(d) To comply or engage contractor or contractors approved by the Landlord for the installation of electrical services within the Premises.

(e) Notwithstanding the aforesaid, to carry out all such fitting out works decorations and alterations to the Premises in accordance with the instructions and stipulations from time to time given by the Landlord.

(f) All cable supply mains, and other utility services leading to the Premises shall be installed at the Tenant's expense and subject to the prior written approval of the Landlord. In order to enable the building services of the Building to be effectively co-ordinated and controlled the Tenant agrees that all electrical wiring and other electrical works and approved alterations to the building services leading to, in or for the Premises shall be carried out at the Tenant's own costs and expenses only by the Landlord's nominated contractor.

(g) The Tenant shall pay to the Landlord such sum as fitting out and decoration deposit as the Landlord may impose prior to the commencement of the fitting out and decoration works and such deposit shall be returned to the Tenant upon completion of the same.

(h) The Tenant shall not be entitled to any extension of the rent-free period (as stipulated in Second Schedule hereto (if any)) if the Tenant's plans and drawings as aforesaid have not been fully approved by the Landlord or if the Tenant has not completed all the fitting-out works by the expiration of the Rent Free Period.

(iv) Structural alterations
All work required by the Tenant by way of structural alteration or alteration of the air-conditioning, mechanical, heating and ventilation system, electrical systems, security systems or fire services installations (sprinklers) serving the Building shall be carried out by the Landlord's appointed contractors at the Tenant's own cost and expense. In addition, the Tenant shall pay to the Landlord or its agents all costs including consultancy and administrative fees incurred by the Landlord in connection with any such alterations.

(v) Removal of debris
The Tenant shall procure the removal and disposal of all debris in respect of the alteration or fitting out works performed in the Premises at the Tenant's own expense in an orderly and proper manner and at such frequency as is determined by the Landlord.

11.2 Approval of Plans

(a) The Landlord will consider the Tenant's plans and may in its absolute discretion accept or reject the Tenant's plans or any part of them as it thinks fit.

(b) The Tenant shall pay to the Landlord on demand all architectural, mechanical, electrical and structural engineering consultant's fees and other professional fees (on a full indemnity basis) incurred by the Landlord in connection with the consideration of the Tenant's plans or any modifications or amendments thereof and shall pay to the Landlord such vetting fee for the approval of the plans.

11.3 Alteration to Building Services

In order to enable the building services of the Building to be effectively coordinated and controlled the Tenant agrees that all approved alterations to the building services (including drainage, air-conditioning, plumbing, security and fire services) in or for the Premises shall be carried out at the Tenant's expense only by the Landlord's contractor. For the avoidance of doubt, the Tenant shall at his own cost and expenses be responsible for the application and installation of all electricity meters, water meters and telephone and other communication appliances and installations for the Premises. The Tenant shall at the expiration or sooner determination of this Agreement if so required by the Landlord at the Tenant's own expense reinstate such alterations to the building service of the Building in accordance with the Landlord's requirements.

SECTION XII
INTERPRETATION AND MISCELLANEOUS

12.1 Name Of Building

The Landlord reserves the right subject to any relevant provisions of the Deed of Mutual Covenant (if any) and/or the Sub-deed of Mutual Covenant in respect of the Building to name the Building with any such name or style as it in its sole discretion

may determine and at any time and from time to time to change, alter, substitute or abandon any such name without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor.

12.2 Public Address System

Notwithstanding anything herein contained or implied to the contrary the Landlord may subject to any relevant provisions of the Deed of Mutual Covenant (if any) and/or the Sub-deed of Mutual Covenant in respect of the Building provide and install a public address system throughout the common areas and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement therein.

12.3 Condonation Not A Waiver

No condoning excusing or overlooking by the Landlord, the Building Manager or its agent of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms covenants and conditions herein contained shall operate or be regarded by the Tenant as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and duly signed by the Landlord.

Any written consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

No act (including but not limited to any review or approval or consent by the Landlord or the Building Manager for which the Landlord's or the Building Manager's review approval or consent is required to be sought under this Agreement) or omission by the Landlord or the Building Manager shall:

(a) relieve the Tenant of any of its obligations or liabilities or give rise to any waiver or estoppel in relation to any of the Tenant's obligations or liabilities under this Agreement and any applicable laws;

(b) constitute a representation or warranty by the Landlord in relation to the Tenant's performance of its obligations under this Agreement; or

(c) otherwise create any obligation or liability whatsoever on the part of the Landlord.

12.4 Letting Notices And Entry

During the six months immediately before the expiration or sooner determination of the Term the Tenant shall permit all persons having written authority from the Landlord to enter and view the Premises and every part thereof at all reasonable times Provided Further that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall require during the aforementioned period of six months.

12.5 Service Of Notice

Any notice required to be served on the Tenant shall be sufficiently served if delivered

to or dispatched by registered post or post or left at the Premises or at the last known address of the Tenant. A notice required to be served on the Landlord shall be sufficiently served if delivered or dispatched by registered post to the registered office of the Landlord. A notice sent by registered post or post shall be deemed to be given at the time and date of posting.

12.6 Gender

In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the others of them.

12.7 Marginal Notes Headings And Index

The Marginal Notes Headings and Index (if any) are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby. But the schedules and annexures to this Agreement form an integral part of this Agreement and shall be construed as if contained in the body herein.

12.8 Stamp Duty And Costs

The legal costs of the Landlord of and incidental to the preparation execution and registration of this Agreement shall be borne in the manner shown in Part VI of the First Schedule hereto.

12.9 Independent Legal Advice

This Agreement is prepared by the Landlord, and the Tenant hereby acknowledges that it is fully aware of its right to take independent legal advice on this Agreement, its content, meanings and effect, its completion and signing and that prior to the signing hereof a copy of this Agreement in its draft form has been sent to the Tenant or its authorised representative for comment and/or agreement and that the Tenant has thoroughly understood the contents of this Agreement and agrees to be hereby bound as at its own free will by the act of having this Agreement signed by it should the Tenant elect not to be legally represented. Should the Tenant elect to be legally represented on the matter relating to this Agreement, the Tenant shall bear and pay its own legal costs and disbursements.

12.10 No Fine

The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this Agreement.

12.11 Entire Agreement and Exclusion of Warranties

This Agreement and its schedules set out the full agreement between the parties and supersedes any other commitments agreements representations warranties or understandings, written or verbal, that the parties may have had with respect to the Building or the Premises and no other representations have been made or warranties given relating to the Landlord or the Tenant or the Building or the Premises and if any such representation or warranty has been made, given or implied the same is hereby expressly waived. The Tenant hereby declares and confirms that it has duly inspected the Premises and is fully satisfied with the current state and condition of the Premises, the Landlord's provision for the Premises in the Fourth Schedule hereto, and the furnishings (if any) and finishes therein. The parties hereto agree that the Premises will be let to the Tenant by the Landlord in the state and condition as at the date of the signing of this Agreement (or as at the date of delivery of the Premises to the Tenant if the Premises were handed over by the Landlord to the Tenant prior to the signing of

this Agreement) and no warranty or representation whatsoever has been given or is made by the Landlord, its agents or authorised representatives regarding the Premises and in particular but without prejudice to the generality of the foregoing, no warranty or representation is made by the Landlord, its agents or authorised representatives regarding the state and condition of the Premises or the Building or the furnishings (if any) or the installations and appliances therein or the user thereof.

12.12 Joint and Several Liability

Where more than one person is included in the expressions "the Tenant" all such persons shall be jointly and severally liable for the performance and observance of the terms conditions and agreements herein contained and on the part of the Tenant to be performed and observed.

12.13 Delivery of Premises

The Tenant hereby acknowledges and agrees that the Premises shall be handed over to the Tenant in its "bare shell" condition with the Landlord's Provisions as specified in the Fourth Schedule hereto. In the event that the Premises shall be let to the Tenant before the same is ready for handover, the Tenant agrees to accept the Premises to be in a tenantable condition.

The interpretation of tenantable condition shall be determined by the Landlord in its absolute discretion and the decision of the same shall be final and binding. The Tenant shall not in anyway delay in taking the Premises or request for any postponement of commencement of the Term by refusing to accept the said decision of the Landlord.

12.14 Premises subject to Mortgage or Charge

If the Premises are subject to any mortgage or charge the parties hereto agree to declare that this Agreement is conditional upon the legal chargee/mortgagee of the Premises giving its consent to the parties entering into this Agreement Provided that the Landlord shall use its reasonable commercial endeavours to obtain such consent and Provided that the Tenant shall sign or execute the documents required to procure such consent. In the event of the legal chargee/mortgagee failing or refusing to give its aforesaid consent for whatever reason this Agreement shall be null and void whereupon the Landlord shall refund to the Tenant any deposit paid hereunder but without interest or compensation and the Tenant shall immediately vacate the Premises if he had already entered into possession thereof and sign any document required by the Landlord for the termination of this Agreement and neither party shall have any further claim against the other. Further and in consideration of the legal chargee/mortgagee giving its aforesaid consent the Tenant agrees to waive his right (if any) to claim against the legal chargee/mortgagee for the return of all deposits paid by the Tenant hereunder in the event of the legal chargee/mortgagee entering into possession of the Premises in the exercise of its right and power conferred on the legal chargee/ mortgagee by the relevant legal charge/mortgage.

12.15 Registration at Land Registry

Upon the termination or determination of this Agreement by the Landlord or the Tenant pursuant to any provision herein contained, the Landlord shall have the right if this Agreement shall have been registered in the Land Registry to register in the Land Registry a Memorandum of termination or determination of this Agreement duly executed or signed (as the case may be) by the Landlord.

12.16 The Manager

The reference in this Agreement to the Building Manager or Manager of the Building mean the manager appointed under any Deed of Mutual Covenant (if any) in respect of the Building or appointed by the Landlord.

12.17 Special Conditions

The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions (if any) set out in Part I of the Third Schedule hereto.

12.18 Disposal of Items by the Landlord

At the expiry or sooner determination of the tenancy hereby created, the Tenant hereby specifically authorizes the Landlord, the Building Manager or their respective employees, servants or agents to treat any item object equipment furniture fixture or property whatsoever (collectively called "the Items") placed or left in the Premises as abandoned by the Tenant and to dispose of the same in whatsoever manner the Landlord shall in its absolute discretion decide and deem fit without obtaining any further consent from nor giving any further notice to the Tenant and any expense in connection therewith shall be paid by the Tenant to the Landlord on demand or by deduction from the Deposit provided hereof. The Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any loss caused by or related to the presence of the Items on the Premises and/or the removal thereof from the Premises.

12.19 Disclosure of Information of Tenant

The Tenant agrees and consents that any personal information of and relating to the Tenant at any time acquired, collected or otherwise held by the Landlord (whether relating to this Agreement or otherwise howsoever) may from time to time be disclosed to and held and/or used by all or any of the holding company and/or subsidiaries and/or affiliates of, and/or other individuals and/or organisations associated with, and/or professional bodies appointed by the Landlord (in Hong Kong or elsewhere) or to the new landlord or potential new landlord(s) and/or independent third party(ies) (within or outside Hong Kong) for the purpose of or in connection with this Agreement, the enforcement of this Agreement and/or anything arising out of this Agreement and/or any transactions, agreements, arrangements and/or dealings (whether past, present or proposed) between the Tenant and the Landlord and/or for or in connection with any purpose whatsoever as the Landlord shall in its absolute discretion consider appropriate.

12. 20 Rights of Third Parties

(a) Save as provided in sub-clause (b) below, the Landlord and the Tenant do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the "Rights of Third Parties Ordinance") and the Rights of Third Parties Ordinance is expressly excluded from this Agreement.

(b) Subject to the provisions contained in this Clause, each of the following third parties (each being a "Designated Third Party") shall have the benefit of and may enforce this Agreement pursuant to the Rights of Third Parties Ordinance:-

   (i) the Manager of the Building; and

   (ii) the Landlord's successor(s) in title and assign(s).

(c) This Agreement may be varied from time to time or (where such right of rescission exists) rescinded without the consent of any Designated Third Party or any other person who is not a party to this Agreement and section 6(1) of the

Rights of Third Parties Ordinance shall not apply to this Agreement.

12.21 Each Provision Independent and Severable

Each and every part of any clause sub-clause term condition stipulation or provision in this Agreement, save and except otherwise specified, shall be construed as an independent and severable part of the clause, sub-clause, term, condition, stipulation or provision in this Agreement. In the event that any part of a clause, sub-clause, term, condition, stipulation or provision is found to be illegal invalid or unenforceable such part of the clause, sub-clause, term, condition, stipulation or provision shall be deemed to have been severed from this Agreement and shall not affect the validity and enforceability of the other part of the clause, sub-clause, term, condition stipulation or provision and the other clauses, sub-clauses, terms, conditions stipulations or provisions of this Agreement.

12.22 Landlord Approval

The Landlord may, at its sole discretion give or withold its approval or consent without giving any reason(s) to the Tenant for any matters requiring Landlord approval or consent, whether express or otherwise under this Agreement.

THE FIRST SCHEDULE ABOVE REFERRED TO

PART IA
LANDLORD

MENGIWA PROPERTY INVESTMENT LIMITED (明華物業投資有限公司) whose registered office is situate at 27th Floor, Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong.

PART IB
TENANT

CHIU & LEE PARTNERS CONSTRUCTION CO LTD (凱德工程有限公司) whose registered office is situate at Room 2620, 26/F, New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon, Hong Kong.

PART II
(Clause 1.1)
PREMISES

All That/Those OFFICE UNIT NO(S). 1701 with Storeroom No. 1A on the 17th FLOOR of the building now known as "STELUX HOUSE" at No.698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong ("the Building") erected on All That piece or parcel of ground registered in the Land Registry as New Kowloon Inland Lot No.4790 ("the Lot") which said Office(s) is/are for the purpose of identification only more particularly shown on the plan attached hereto and thereon coloured Pink.

PART III
(Clause 1.1)
TERM

THREE (3) YEARS commencing on the 1st day of April 2023 or such other date as may be specified by the Landlord at its absolute discretion ("the Term Commencement Date") and expiring on the 31st day of March 2026 (both days inclusive).

PART IV
(Clause 9.1)
DEPOSIT

HK$305,139.20 equivalent to the aggregate of FOUR (4) months' rent and FOUR (4) months' Management Charges, provisional Government rent and rates currently payable in respect of the Premises.

PART V
(Clause 1.1)
USER

Use for the purpose of office premises and for no other purpose whatsoever provided that the Tenant shall obtain all necessary licences and approvals required by any Government authority in connection with such use and the Landlord does not represent or warrant that the Premises are fit to be used for such purpose or any particular purpose.

PART VI
(Clause 12.8)
LEGAL COSTS

Each party shall bear their own costs of and incidental to the preparation and execution of this Agreement. The stamp duty, registration fee (if any) and disbursements payable to this Agreement and its duplicate shall be borne and paid by the parties hereto in equal shares.

THE SECOND SCHEDULE ABOVE REFERRED TO

PART I
(Clause 1.1)
RENT

The monthly rental throughout the Term shall be:-

1st Year : HK$54,976.00 per month
(exclusive of rates, Government rent and Management Charges);
2nd Year : HK$56,694.00 per month
(exclusive of rates, Government rent and Management Charges); and
3rd Year : HK$57,724.80 per month
(exclusive of rates, Government rent and Management Charges)

Provided that no rent shall be payable during the following Rent Free Period(s):-
ONE (1) MONTH from the 1st day of April 2023 to the 30th day of April 2023 (both days inclusive)

Provided That during the Rent Free Period(s) the Tenant shall pay rates, Government rent, Management Charges and all other outgoings pursuant to the provisions herein. For the avoidance of doubt, it is hereby declared that during the Rent Free period(s), the Tenant shall remain responsible for the payment of Government rent, rates, Management Charges and all outgoings payable under this Agreement in respect of the Premises. It is hereby expressly agreed that if the Tenant shall at any time fail to observe and/or perform any agreements, stipulations, term or condition on its part to be observed and/or performed hereunder, the Tenant shall with retrospective effect cease to be entitled to the Rent Free Period(s) or any part thereof including all parts of the Rent Free Period(s) to be granted after the Tenant's breach and also all parts of the Rent Free Period(s) granted prior to the Tenant's breach and, without prejudice to any other rights which the Landlord may have, the Tenant shall forthwith upon demand repay to the Landlord all the rents for those month(s) of the Rent Free Period(s) which have expired and been enjoyed by the Tenant.

PART II
(Clause 2.2)
MANAGEMENT CHARGES

The Management Charges shall be HK$14,431.20 per calendar month and subject to review in accordance with the provisions of this Agreement.

THE THIRD SCHEDULE ABOVE REFERRED TO

(Clause 12.17)
SPECIAL CONDITIONS

Notwithstanding anything herein contained, the Landlord and the Tenant further agree as follows:-

1. DELETED

2. When carrying out the fitting-out works, the Tenant undertakes that:
   (i) Any works involving the security system, heating, ventilation, fire service system and air-conditioning system (if any) in the Building shall be carried out at the Tenant's own cost and expenses by contractors nominated by the Landlord;
   (ii) The Tenant shall comply with and procure the Tenant's contractors agents to comply with all instructions and directions given by the Landlord, the Building Manager or their representatives; and
   (iii) The Tenant shall be responsible for the daily removal of all trash rubbish and surplus building material resulting from the Tenant's fitting-out works.

3. Notwithstanding anything herein contained and in particular Section IV of this Agreement, the Landlord reserves the right to repair, maintain, renovate, improve, extend, add to, alter or relocate the layout of the Building or any part thereof (including but not limited to any change or closure of the common areas or any common facilities) from time to time (including the right to alter the exit(s) and entrance(s) of the Premises) without the same consisting an actual or constructive eviction of the Tenant and without being liable to the Tenant or any other person or party for any loss damage cost or expense or claim for compensation or abatement of rent whatsoever in connection with any matters arising therefrom. The Tenant further agrees to co-operate fully with the Landlord its authorised representatives, agents and contractors or the Building Manager when works are carried out in respect of such repair, maintenance, renovation, improvement, extension, addition, alteration and/or relocation and shall indemnify the Landlord against all loss, damages, costs or expenses which the Landlord may suffer or incur arising from and in connection with the Tenant's breach of this provision.

4. No warranty representation or undertaking is given or implied either by the Landlord its authorised representatives or agent as to the exact date upon which the Tenant will obtain vacant possession of the Premises and the Tenant will not make any claims for loss damages, costs or expenses whatsoever against the Landlord its authorised representative or agent.

5. The Tenant shall upon the signing hereof, pay to the Landlord:-
   (i) debris disposal fee for the Premises in such sum as may be determined by the Landlord; and
   (ii) the costs and expenses for laying electricity wiring leading to or from the Premises (if any).

6. If the Premises shall consist of more than one office unit of the Building, the Tenant may, subject to other provisions terms and conditions in this Agreement of fitting-out decoration, alteration and modification of the Premises and the prior approval in writing of the Landlord, remove or demolish at its sole costs and expenses partitioning wall(s) between the unit(s) which form part of the Premises and shall appoint the Landlord's nominated contractor to carry out such approved works at the sole costs of the Tenant

PROVIDED THAT on the expiration or sooner determination of the Term the Tenant shall at his sole costs and expense appoint the Landlord's nominated contractor to erect and rebuild all partitioning walls in a good and proper workmanlike manner using good quality materials and reinstate to the entire satisfaction of the Landlord the Premises to their original state and condition existing at the date of commencement of the first tenancy entered into for the Premises or any part of the Premises prior to the removal and demolition of the partition walls as aforesaid and make good all or any damage caused to the Premises.

7. Window blinds are fixed and installed at the curtain wall of the Premises. The Tenant shall not remove such window blinds during the term of this Agreement and the Tenant shall yield up such window blinds with the Premises in good and clean condition (fair wear and tear excepted).

8. Air-conditioning shall be provided to the Premises by split type air-conditioning units installed by the Landlord and the electrical wiring and installation for such split type air-conditioning units shall be connected to the Tenant's electricity supply meter and the Tenant shall pay direct to the supply authority or undertaker for the electric power consumed thereby. The Tenant is strictly prohibited from making any alteration to the split type air-conditioning units or services. The Tenant shall permit the Landlord and its servants, employees, authorised representatives, agents or contractors to have full access to the Premises at all times after due notice being given to carry out necessary maintenance, repair or replacement of any split type air-conditioning unit(s), plant and equipment installed within the Premises. In the event of any failure of any of the split type air-conditioning unit(s) within the Premises, the Landlord shall within reasonable time after receiving written notice from the Tenant for want of repair repair or replace such split type air-conditioning units and the costs of repair, maintenance or replacement will be covered under the Management Charges paid by the Tenant. Notwithstanding the aforesaid, the Landlord shall under no circumstances be responsible or liable for failure of any of the split type air-conditioning units or services within the Premises due to the default negligent or wrongful acts or omissions of the Tenant or any guest visitor servant contractor employee agent partner invitee customer or licensee of the Tenant or other causes beyond the Landlord's control and under the foregoing circumstances, costs of repair, maintenance or replacement of the air-conditioning units shall be borne solely by the Tenant and paid by the Tenant to the Landlord within 7 days from the date of issue of invoices.

9. DELETED
10. DELETED

11. DELETED

12. Notwithstanding anything to the contrary hereinabove contained, the Tenant shall yield up the Premises to the Landlord in a "bare shell" condition with the Landlord's Provisions as specified in the Fourth Schedule at the expiration or sooner determination of this tenancy in good clean and tenantable repair and condition Provided That where the Tenant has made any alterations or installed any fixtures or additions to the Premises with or without the Landlord's written consent the Landlord may at its discretion elect either to retain the same without payment of any compensation to the Tenant or to require the Tenant to reinstate remove or do away with such alterations fixtures or additions or any part or portion thereof and make good and repair in a proper and workmanlike manner to the satisfaction of the Landlord any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord.

13. Without prejudice to clauses 5.5 and 5.17 of Section V herein, in the event the Tenant is permitted by the Landlord in writing to share the use of the Premises (whether partially or otherwise) with one or more of the Tenant's affiliate(s), any written consent given shall be strictly conditional upon the Tenant's affiliate(s) executing a supplemental agreement to be added as a party to this Agreement so as to be legally bound by the agreements, stipulations, terms and/or conditions under this Agreement, failing which such prior written consent if given by the Landlord shall be null and void and of no legal effect. Nothing in this sub-clause imposes upon the Landlord, its agents or authorised representatives any legal obligation to give consent to share the use of the Premises, which consent may be given or withheld at the absolute discretion of the Landlord. The Tenant undertakes to procure such affiliate(s) to be added as a party to this Agreement so as to be legally bound by this Agreement and to execute a Supplemental Agreement to that effect, as a condition to the Landlord's written consent to permit such affiliate(s) to share the use of the Premises.

14. That the Tenant hereby expressly acknowledges that all information or details (except those already in the public domain) relating to the lease negotiations and/or contained in the documents including but not limited to this Agreement are confidential and constitute proprietary information of the Landlord (hereinafter referred to as the "Confidential Information"). The Tenant hereby agrees and confirms that it shall not disclose and shall procure its partners, directors, officers, employees, advisers or agents not to disclose the Confidential Information to any person, firm or company without the Landlord's prior written consent unless such disclosure is required by law or by regulatory or judicial process. It is expressly agreed that unauthorized disclosure of the Confidential Information shall constitute a material breach of this Agreement entitling the Landlord to seek for an injunction to prevent breaches of this Clause and to recover any damages, legal costs and expenses on a full indemnity basis as a debt. This clause shall survive upon expiration or termination of this Agreement.

THE FOURTH SCHEDULE ABOVE REFERRED TO

Landlord's Provision for the Premises

1. Full suspended ceiling grid (installed).

2. Suspended ceiling tiles.

3. Ceiling light boxes.

4. 1 x double leaf glass door.

5. Window blinds fully supplied and installed.

6. Multi-split VRV A/C system (with ducting for the 8 A/C units).

7. 100A main cable with control from Main Switch Room.

THE FIFTH SCHEDULE ABOVE REFERRED TO

LANDLORD'S RIGHTS AND RESERVATIONS

The Landlord hereby expressly reserves and excepts unto itself exclusively the following rights:-

1. The right of free and uninterrupted passage of services and the right to enter and exit the Premises for repair, maintenance or replacement.

2. The right to enter the Premises for access to and egress from any machine room on any floor of the Building on which any part of the Premises is situate.

3. The right to suspend the air-conditioning, lifts, escalators, power supply or other building services, utilities or amenities for repair, maintenance or replacement.

4. The right to hold permit or allow any company or organization to hold functions or exhibitions of any nature and/or display merchandise in or upon any part of the common areas of the Building.

5. The right to free and uninterrupted passage egress from and ingress to the common services, utilities or amenities of the Building in or under above or through the Premises and without affecting the generality of the foregoing, the Landlord shall have the exclusive right to affix erect or post upon or at the common areas and the exterior walls of the Building any banner poster or other materials and their associated equipment and to install affix erect or permit to be installed affixed or erected any aerial satellite reception transmitter telecommunication cable wiring or equipment and all telecommunication cabling infrastructure and their associated equipment and accessories on or above the false ceiling or otherwise over or under or through the Premises and the Tenant shall permit the Landlord its authorised representatives agents or contractors to enter the Premises to install affix erect maintain or repair such aerial transmitter cable wiring or equipment at all times upon prior notice and shall not remove alter or otherwise cause damage to such aerial transmitter cable wiring or equipment at the Premises and shall fully indemnify the Landlord against all claims demands actions proceedings loss or damages costs and expenses arising from and in connection with the breach of this provision by the Tenant.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

SIGNED by Stelux Properties Agency) Limited, duly authorized agent acting) for and on behalf of the Landlord) in the presence of:)	For and on behalf of STELUX PROPERTIES AGENCY LIMITED 寶光地產代理有限公司 Authorized Signature(s)

Johnny Chan

SIGNED by Mr. KEUNG YUN YUEN) for and on behalf of the Tenant) in the presence of: Martin Leong)	CHIU & LEE PARTNERS CONSTRUCTION CO., LTD. 釗德工程有限公司 Authorized Signature(s)

R E C E I V E D the day and year first above written of and from the Tenant the sum of HONG KONG DOLLARS THREE HUNDRED AND FIVE THOUSAND ONE HUNDRED THIRTY NINE AND TWENTY CENTS ONLY (HK$305,139.20) made up of the sum of HONG KONG DOLLARS FIFTY SEVEN THOUSAND SEVEN HUNDRED TWENTY FOUR AND EIGHTY CENTS ONLY (HK$57,724.80) enclosed with the Letter of Offer dated 14 March 2023 as initial deposit, and the balance of the sum of HONG KONG DOLLARS TWO HUNDRED FORTY SEVEN THOUSAND FOUR HUNDRED FOURTEEN AND FORTY CENTS ONLY (HK$247,414.40) shall be paid upon the signing of this Agreement or the commencement of the Term, whichever is earlier being the deposit money above expressed to be paid by the Tenant to the Landlord.) HK$305,139.20

For and on behalf of
STELUX PROPERTIES AGENCY LIMITED
寶光地產代理有限公司
Authorized Signature(s)

Stelux Properties Agency Limited,
duly authorized agent acting for and
on behalf of the Landlord


P
Storeroom 1A
P
A/C Room
Unit 1701

THE FLOOR PLAN IS FOR IDENTIFICATION ONLY WHICH IS SUBJECT TO FINAL GOVERNMENT APPROVAL.

P = PINK

17th Floor of Stelux House